UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 17, 2007

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws

On December 17, 2007, the Board of Directors of UIL Holdings Corporation (the “Corporation”) approved amendments to Sections 1, 2 and 3 of Article VI of the Corporation’s Bylaws (the “Bylaws”) to permit the issuance and transfer of uncertificated shares of its stock.  These amendments were adopted to comply with requirements of the New York Stock Exchange that the Corporation be eligible for participation in the Direct Registration System (“DRS”), which permits for the issuance and transfer of uncertificated shares of stock, and became effective upon adoption.

The description of the amendment to the Bylaws contained herein is qualified in its entirety by the complete text of the amendment to the Bylaws, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits – The following exhibit is filed as part of this report:

3.1	Amendment to Bylaws of UIL Holdings Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: 12/26/07	By /s/ Steven P. Favuzza
Steven P. Favuzza
Vice President and Controller

Exhibit Index

Exhibit	Description

3.1	Amendment to Bylaws of UIL Holdings Corporation